SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported) August 15, 2005.


                  THE AMERICAN EDUCATION CORPORATION
        ------------------------------------------------------
        (Exact name of registrant as specified in its charter)


           Nevada                 0-11078         73-1621446
----------------------------  ------------  -------------------
(State or other jurisdiction   (Commission     (IRS Employer
of incorporation)              File Number) Identification No.)


                 7506 N. Broadway Extension, Suite 505
                    Oklahoma City, Oklahoma  73116
         ---------------------------------------------------
         (Address of principal executive offices) (Zip Code)


                            (405) 840-6031
         ----------------------------------------------------
         (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]  Written communications pursuant to Rule 425 under the Securities
Act (17 CFR 230.425)

[   ]  Soliciting material pursuant to Rule 14a-12(b) under the Exchange
Act (17 CFR 240.14a-12(b))

[   ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the
Exchange Act (17 CFR 240.14d-2(b))

[   ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the
Exchange Act (17 CFR 240.13e-4(c))




Information to be Included in the Report

Item 8.01 Other events.

On August 15, 2005, The American Education Corporation issued the press release attached hereto as Exhibit 99.1 titled "THE AMERICAN EDUCATION CORPORATION REPORTS RESULTS FOR THE SIX-MONTH 2005 PERIOD Company Posts Quarterly and Six Month Losses."

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibit No.      Description
-----------      -----------

   99.1 Company press release titled "THE AMERICAN EDUCATION CORPORATION REPORTS RESULTS FOR THE SIX-MONTH 2005 PERIOD Company Posts Quarterly and Six Month Losses," dated August 15, 2005.




SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE AMERICAN EDUCATION CORPORATION



/s/ Jeffrey E. Butler
------------------------------------------
Jeffrey E. Butler, Chief Executive Officer

August 17, 2005





Exhibit 99.1

                             PRESS RELEASE


For further information contact:

Jeffrey E. Butler                    or                Geralyn DeBusk
The American Education Corporation     Halliburton Investor Relations
800-34APLUS or 800-222-2811                              972-458-8000
E-mail: jeb@amered.com
URL: www.amered.com

For Immediate Release

                THE AMERICAN EDUCATION CORPORATION REPORTS
                   RESULTS FOR THE SIX-MONTH 2005 PERIOD
               COMPANY POSTS QUARTERLY AND SIX MONTH LOSSES

Oklahoma City, August 15, 2005: The American Education Corporation (AEC) (OTC/BB: AEDU) today announced that quarterly consolidated net revenues increased by 15 percent, while the six-month revenues increased by 4
percent for the period ended June 30, 2005.   Net revenues for the 2005
quarterly period were $3,158,524 versus $2,741,795 for the same quarter of 2004. Net income for the 2005 second quarter declined to reflect a consolidated loss of $486,441 from a profit of $174,976 reported for the
same period of fiscal 2004.   This quarterly performance resulted in a
loss per share of $0.029 for the period, based on the diluted number of shares outstanding at the close of the quarter. The declines in consolidated profitability are primarily a result of impairment of goodwill charges of $1,215,015 recognized during the quarter. These charges are associated with the previously announced planned closure of the Company's New Jersey-based Dolphin subsidiary. Net income for the 2005 six-month period reflects a loss of $420,954 versus a profit of $195,981, or $.025 per diluted share.

Gross margins for the quarter ended June 30, 2005 were $2,872,805, or 91 percent of net revenues, which included the results for the Dolphin subsidiary operations on a consolidated basis, and represent an increase of 3 percent over the prior year's quarterly period performance of 88 percent of net revenues. This increase is primarily due to the diminishing impact of lower gross margin subsidiary operations on consolidated company financial results. Core AEC software publishing gross margins remained at approximately 97 percent of net revenues, consistent with historical results. During the quarterly period, total operating expenses increased 100 percent in expenditure level amounts as
compared to the prior year's quarter.   This substantial increase in
operational expense largely reflects the significant non-cash charges relating to the write-down of Dolphin goodwill, increased depreciation and amortization charges for product development and increased marketing, legal and personnel expenditures. EBITDA for the quarter was $920,856 and was 29 percent of consolidated net revenues. This is compared to EBITDA of $872,104, which represented 32 percent of net revenues that was reported for the prior year's quarter.

For the six months ended June 30, 2005 consolidated net revenues increased 4 percent, from $5,272,061 to $5,498,131. Consolidated corporate gross margins for this period increased 6 percent to $4,870,563 from the $4,601,983 reported for the prior year's period; which represented 89 percent of net consolidated revenues. Total operating expense for the six-month period increased 41 percent, to $5,267,911 from the $3,748,222 reported in the prior year's period. The net after-tax period loss is $420,954, which represents a decline from the after-tax earnings of $195,981 reported in 2004, reflecting a per diluted share loss of $0.025 for the 2005 six-month period. Factors that contributed to this loss are a result of events presented in the above quarterly discussion. EBITDA for the six-month period was $1,434,873, representing 26 percent of net consolidated revenues; and represents a 4 percent increase over the $1,376,163 reported for the same 2004 period.

At June 30, 2005 total assets declined 1 percent to $8,172,001 from the December 31, 2004 amount of $8,277,572, while current assets increased by 35 percent over the December 31, 2004 year-end reported balance sheet. Working capital increased 73 percent from $1,097,949 to $1,895,809 during this same period. At June 30, 2005, stockholders' equity declined 8 percent from $5,392,714 to $4,971,760 as a result of restructuring activity.


The American Education Corporation Announces Second Quarter
 and Six Month Results
August 15, 2005
Page 2


Commenting on the results, Jeffrey E. Butler, Chief Executive Officer of the Company, stated, "The core AEC operating unit's revenues increased 14 percent and 5 percent, respectively, for the quarter and six-month periods. Quarterly pretax income for the corporation's core business unit declined for the quarter to $675,863 versus $802,571 reported in 2004 and represents a 16 percent decrease in pretax earnings compared to the prior
year's quarter.   For the 2005 six-month period, pretax income decreased 5
percent from $1,098,820 to $1,040,831 representing 20 percent of net revenues. AEC's top-line growth is being driven by quality products and support services and, as a result, the Company is securing increasingly larger dollar-size orders for site license, online and product upgrade-based transactions. Over the past year, the Company continued work to expand its geographical sales coverage in an effort to improve its long-term competitive position, to capitalize on opportunities resulting from current market segment growth and to expanded product lines. These expansion programs are believed to be successful and we would expect that the new sales coverage will continue to contribute to future growth and financial performance.

Mr. Butler continued, "As previously indicated, we believe that the AEC business unit's improving operating results should continue to be sustainable. Going forward, we plan to continue to focus on the steady stream of new product offerings, and continue to direct more resources to our domestic marketing and sales efforts. It will take several more quarters to fully eliminate the adverse impact of the subsidiary operations from the Company's financial performance, but the business should be optimally positioned for continued improvement in financial performance as we enter the fiscal 2006-year.

"With respect to the status of the announced discontinued and written-down subsidiary operations, the necessary staff reductions have been made at Dolphin and the transition of the remaining development personnel to AEC's payroll should be complete by the end of the third quarter. We have meaningful discussion underway to transfer ownership of the UK operations to another U.S.-based company, but will maintain long-term access for the Company's products to important international markets through distribution and licensing arrangements. We would hope to make an announcement on this development in the next few weeks. With regard to the Company's efforts to privatize, progress is being made on this front," he concluded.

The Company's Java-based technology, the A+nyWhere Learning System, registered, Versions 3.0 and 4.0 of educational software products, provides for an integrated offering of grade levels 1-12 software for Reading, Mathematics, Language Arts, Science, Writing, History, Government, Economics and Geography. The Company recently released Learning Letter Sounds, a comprehensive suite of emergent reading content, designed for pre-K, K-3 students. All company products are designed to provide for LAN, WAN and Internet delivery options. The Company has developed a computer adaptive, companion academic skill assessment testing tool to provide educators with the resources to more effectively use the Company's curriculum content aligned to important state and national academic standards. Spanish-language versions are available for Mathematics and Language Arts for grade levels 1-8. The Company's curriculum content is aligned to the other third party digital resources such as GoKnow's scientifically based, Internet accessible curriculum and reference materials, which may be accessed directly from A+LS lessons.
The A+LS comprehensive family of educational software is now in use in over 11,000 schools, centers of adult literacy, colleges and universities, and correctional institutions in the U.S., UK and other international locations. A+dvancer College Readiness Online, the Company's postsecondary offering, identifies and assists students in attaining college entry-level academic skills in Arithmetic, Elementary Algebra, Reading Comprehension, and Sentence Skills. A+dvancer reduces demand on institutional admissions and developmental departments, while providing students with both improved skills assessment and the alignment to developmental and remedial coursework in an online, self-paced learning environment.

ACCUPLACER and ACCUPLACER OnLine are either trademarks or registered trademarks owned by the College Entrance Examination Board, New York, NY.

Note: Certain matters discussed above concerning the future performance of the Company are forward-looking statements intended to qualify for the safe harbors from liabilities established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified as such by words such as "believes," "anticipates," "plans," "expects" or words of similar import. The future performance of the Company is subject to a number of factors including, but not limited to, general economic conditions, competitive activity and funding available to schools.

                   THE AMERICAN EDUCATION CORPORATION
                   ----------------------------------
                        7506 BROADWAY EXTENSION
                        -----------------------
                        OKLAHOMA CITY, OK 73116
                        -----------------------
                             1-800-34APLUS
                             -------------
                            www.amered.com
                            --------------

                           -Tables Follow-
                                                                 Pre05-6



The American Education Corporation Announces Second Quarter Earnings and
 Six Month Results
August 15, 2005
Page 3


Statement of Income

                             Three Months         Three Months
                                Ended                Ended
                             June 30, 2005        June 30, 2004        %
                              (unaudited)          (unaudited)       Change
                         ------------------    ------------------    ------

Sales                         $3,158,524           $2,741,795          15%

Operating income (loss)
  from continuing
  operations                    (604,926)             669,848       (190%)

Income (loss) from
  continuing operations
  before income taxes           (622,965)             654,705       (195%)

Income (loss) from
  continuing operations         (418,040)             392,823       (206%)

Loss from discontinued
  operations                     (68,401)            (217,847)        69%

Net Income (loss)               (486,441)             174,976       (378%)

Earnings per share - diluted
Weighted average shares
  outstanding                 16,596,726           15,427,021

Continuing operations        $     (.025)         $      .025       (200%)
Discontinued operations            (.004)               (.014)        71%
                             -----------          -----------

Total                        $     (.029)         $      .011       (364%)
                             ===========          ===========

                              Six Months           Six Months
                                Ended                Ended
                             June 30, 2005        June 30, 2004        %
                              (unaudited)          (unaudited)       Change
                         ------------------    ------------------    ------

Sales                         $5,498,131           $5,272,061          4%

Operating income (loss)
  from continuing
  operations                   (397,348)              853,761       (147%)

Income (loss) from
  continuing operations
  before income taxes          (425,917)              823,337
      (152%)

Income (loss) from
  continuing operations        (299,811)              494,578       (161%)

Loss from discontinued
  operations                   (121,143)             (298,597)        59%

Net Income (loss)              (420,954)              195,981       (315%)

Earnings per share - diluted
Weighted average shares
  outstanding               16,596,726             15,427,021

Continuing operations      $     (.018)           $      .032       (156%)
Discontinued operations          (.007)                 (.019)        63%
                           -----------            -----------
Total                      $     (.025)           $      .013       (292%)
                           ===========            ===========

The American Education Corporation Announces Second Quarter Earnings and Six Month Results
August 15, 2005
Page 4

Balance Sheet Data

                               June 30,           December 31,
                                2005                  2004             %
                             (unaudited)           (audited)         Change
                          ------------------    -----------------    ------

Current Assets               $4,178,695           $3,102,531           35%

Total Assets                  8,172,001            8,277,572           (1%)

Current Liabilities           2,282,886            2,004,582           14%

Stockholders' Equity          4,971,760           5,392,714            (8%)


Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA) Disclosure of Calculations for the Three Months and Six Months Ended June 30, 2005

                               Three Months Ended         Six Months Ended
                                    June 30                    June 30
                           -----------------------     -----------------------
                                2005       2004             2005       2004
                           -----------------------     -----------------------
                           (Unaudited)  (Unaudited)    (Unaudited)  (Unaudited)

Net income (loss)           ($486,441)    $174,976      $(420,954)    $195,981
Add back non-EBITDA
 items included in net
 income:
Depreciation and
 amortization              1,621,428      420,103       2,015,771      820,999
Interest expense              18,039       15,143          28,569       30,424
Income tax provision        (232,170)     261,882        (188,513)     328,759
                          ----------     --------      ----------   ----------
EBITDA                    $  920,856     $872,104      $1,434,873   $1,376,163
                          ==========     ========      ==========   ==========

EBITDA represents earnings (loss) from continuing operations before interest income, interest expense, income taxes, depreciation, amortization, other income and impairment of goodwill. The Company believes that EBITDA provides meaningful additional information concerning a company's operating results and its ability to service its long-term debt and other fixed obligations and to fund its continued growth. Many financial analysts consider EBITDA may be a meaningful indicator of future profitability. EBITDA should not be construed as an alternative to net income (loss) as determined in accordance with GAAP, as an alternative to cash flows from operating activities as determined in accordance with GAAP or as a measure of liquidity. Because EBITDA is not calculated in the same manner by all companies, it may not be comparable to other similarly titled measures of other companies. See the consolidated statement of cash flows in the consolidated financial statements filed in the Company's Form 10-QSB.